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                                                                    EXHIBIT 10.2

                        FORM OF 6% CONVERTIBLE DEBENTURE

NO. ___                                                         $6,500,000 USD

                        GOLF SOCIETY INTERNATIONAL, INC.

                  6% CONVERTIBLE DEBENTURE DUE JANUARY __, 2007

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE TRANSFERRED, ASSIGNED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED BECAUSE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         This 6% CONVERTIBLE DEBENTURE is a duly authorized 6% Convertible Debenture (the "Debenture") of GOLF SOCIETY INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of ________ (the "Issuer"), issued on January __, 2007 (the "Issuance Date"), and designated as its Debenture due January __, 2007, in an aggregate face amount of all Debentures not exceeding Six Million Five Hundred Thousand Dollars (USD $6,500,000).

         FOR VALUE RECEIVED, the Issuer promises to pay to: VISUAL DATA CORPORATION, a Florida corporation, the registered holder hereof or its registered assigns, if any (the "Holder"), the principal sum of: Six Million Five Hundred Thousand United States Dollars ($6,500,000), on January __, 2002 (the "Maturity Date"), and to pay interest, as outlined below, at the rate of six percent (6%) per annum, subject to adjustment herein, on the principal sum outstanding for the term of this Debenture. Accrual of interest shall commence on the date hereof and shall be payable (for the first year of this Debenture) on January __, 2003, and thereafter quarterly on April 1, July 1, October 1, and January 1, commencing April 1, 2003. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Issuer regarding registration and transfers of the Debenture (the "Debenture Register"); PROVIDED, HOWEVER, that the Issuer's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in this Debenture. Principal and interest are payable at the address last appearing on the Debenture Register as designated in writing by the Holder hereof from time to time.

         The Debenture is subject to the following additional provisions:

         1. EXCHANGEABILITY. The Debenture is exchangeable for like Debentures in equal aggregate principal amount of authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, although the Holder shall be responsible for its own expenses associated with complying with the restrictions on transfer of the Debenture.


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         2.       WITHHOLDING.  The Issuer shall be entitled to withhold from all payments of principal and interest of this Debenture any amounts required to be withheld under the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

         3. RESTRICTION. This Debenture has been and the Conversion Shares (as defined) will be issued subject to investment representations of the original Holder hereof and may be transferred or exchanged in the United States only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Subscription Agreement. Prior to the due presentment for such transfer of this Debenture, the Issuer and any agent of the Issuer may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holder, by the same representations and terms described herein and under the Agreement and any related agreements.

                  This Debenture and the Conversion Shares has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Debenture under the Securities Act of 1933 and such applicable blue sky laws, or (ii) an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Issuer and its counsel, that registration is not required under the Securities Act or under any applicable blue sky laws. Transfer of the Conversion Shares issued upon the conversion of this Debenture shall be restricted in the same manner and to the same extent as the Debenture and the certificates representing such Conversion Shares shall bear substantially the following legend:

         4. EVENTS OF DEFAULT. If one or more of the following described "Events of Default" shall occur:

                  (a) Any of the representations or warranties made by the Issuer herein shall have been incorrect when made in any material respect; or

                  (b) Except for the failure of Issuer to pay an increased rate of interest during an Event of Default as described below, the Issuer shall breach, fail to perform, or observe in any material respect any covenant, term, provision, condition, agreement or obligation of the Issuer under this Debenture or the Warrant(s) received together herewith, between the parties thereof and such default is not cured within thirty (30) days of the Issuer's receipt of written notice from the Holder or other party in respect to such default; or

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                  (c) A trustee, liquidator or receiver shall be appointed for the Issuer or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  (d) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of all the properties or assets of the Issuer and shall not be dismissed within sixty (60) calendar days thereafter; or

                  (e) Bankruptcy reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Issuer and, if instituted against the Issuer, Issuer shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in, answering a petition filed in any such proceeding or such proceedings shall not be dismissed within forty-five (45) days thereafter.

         Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), the interest rate shall increase to 12% per annum until the date the Event of Default is cured, provided that no such interest rate increase, or waiver thereof shall constitute a waiver of any other rights the Holder may have as a result of such Event of Default.

         5. CONVERSION. The Holder of this Debenture shall have the following conversion rights:

                  (a) VOLUNTARY CONVERSION. The Holder shall have the right at any time and from time to time prior to payment in full of this Debenture, at the Holder's option, to convert any or all of the principal amount of this Debenture for such number of fully paid, validly issued and nonassessable shares of Common Stock of Issuer, as is determined pursuant to this Section 5 (the "Conversion Shares").

                  (b) CONVERSION RATE. The Outstanding Principal Amount of this Debenture that is converted into Conversion Shares at the option of the Holder shall be convertible into the number of Conversion Shares which results from application of the following formula:

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                                      P + I
                         ------------------------------
                                Conversion Price

         P = Outstanding Principal Amount of this Debenture submitted for conversion as of the Voluntary Conversion Notice Date

         I = accrued but unpaid interest (not previously added to principal) on P as of the Voluntary Conversion Notice Date

                           The number of shares of Common Stock into which each
$1,000 principal amount of this Debenture hereto may be converted pursuant to this paragraph hereof is hereafter referred to as the "Conversion Rate."

                  (c) CONVERSION PRICE. (i) Subject to the adjustments set forth below, the "Conversion Price" shall be equal to the lesser of:

                  (a) 150% of the stock price of the Issuer taken on the average of the 30 Trading Days immediately following the initial trading date of the stock, if publicly trading within 90 days from the Closing of the Stock Purchase Agreement, or the value of the stock based on the financing completed closest in time to the closing of the Stock Purchase Agreement (the "Maximum Conversion Price"); and (b) 10% discount of the average closing price of Common Stock for the 10 Trading Days immediately prior to the date of the Voluntary Conversion Notice Date (as defined below) (the "Variable Conversion Price").

                           Notwithstanding the foregoing, the Conversion Price
may not be less than the Floor Price (as defined below).

                           As used herein, the "Floor Price" shall be equal to
50% of the stock price of the Issuer taken on the average of the 30 Trading Days immediately following the initial trading date of the stock, if publicly trading within 90 days from the Closing of the Stock Purchase Agreement, or the value of the stock based on the financing completed closest in time to the closing of the Stock Purchase Agreement; provided that one year subsequent to the date the initial Floor Price was determined, the Floor Price shall be reset to 50% of the Floor Price on such date, if such reset would result in a lower Floor Price.

                  (d)      MECHANICS OF CONVERSION,

                           In order to voluntarily convert this Debenture (in
whole or in part) into full shares of Common Stock pursuant to Section 8(a), the Holder (i) shall give written notice (the "Voluntary Conversion Notice") to the Issuer that the Holder elects to convert the principal amount specified therein, which such notice and election shall be irrevocable by the Holder unless the Common Stock shall not have been delivered within five trading days of the date the Voluntary Conversion Notice is delivered to the Issuer, and (ii) if the entire outstanding principal amount is being converted, as soon as practicable after such notice, shall surrender this Debenture, duly endorsed, by either overnight courier or 2-day courier, to the Issuer; PROVIDED, HOWEVER, that the Issuer shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion (where the entire outstanding principal amount is being converted) unless either the Debenture evidencing the principal amount is delivered to

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the Issuer as provided above, or the Holder notifies the Issuer that such
Debenture(s) have been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Issuer to indemnify the Issuer from any loss incurred by it in connection with such lost, stolen or destroyed Debentures.

                  The Holder shall not be required to physically surrender this Debenture to the Issuer unless the full outstanding principal amount represented by this Debenture is being converted. The Holder and the Issuer shall maintain records showing the outstanding principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Issuer, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Issuer shall be controlling and determinative.

                  The Issuer shall issue and deliver within five trading days of the delivery to the Issuer of such Voluntary Conversion Notice, to such Holder of Debenture(s) at the address of the Holder, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid, together with a calculation of the Conversion Rate and, if the Debenture has been surrendered and is being converted in part only, a Debenture or Debentures for the principal amount of Debentures not submitted for conversion. The date on which the Voluntary Conversion Notice is given (the "Voluntary Conversion Date") shall be deemed to be the date the Issuer received by facsimile the Voluntary Conversion Notice provided that if not received by 5 p.m. on such date, the Voluntary Conversion Date shall be deemed to be the next trading day, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         MAXIMUM CONVERSION. The Holder shall not be entitled to convert on a Voluntary Conversion Date that amount of the Debenture in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Voluntary Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Debenture with respect to which the determination of this provision is being made on a Voluntary Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 19.99% of the outstanding shares of Common Stock of the Issuer on such Voluntary Conversion Date. Notwithstanding the foregoing, the Holder may convert that amount of the Debenture into that number of shares of Common Stock which would be in excess of 19.99% of the outstanding shares of Common Stock of the Issuer in the event such conversion was made as part of a private or public sale of such shares. The Issuer shall not be limited to aggregate conversions of only 19.99% and aggregate conversion by the Holder may exceed 19.99%.

         6. REGISTRATION RIGHTS. For the term of the Debenture, the Holder will have "piggyback" registration rights with respect to any public offering the Issuer, or any successor, effects for its Common Stock on Form SB-1, SB-2, S-1, S-3 or similar form of registration statement ("Registration Statement") or any successors thereto under the


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Securities Act of 1933. The Issuer shall use its best efforts to include on such registration statement the Common Stock underlying the Debentures, subject to the approval of the underwriter of any such public offering. Notwithstanding the foregoing, the Issuer will include $1,500,000 underlying the Debentures in any Registration Statement.

         7.       ADJUSTMENT UPON CHANGES IN STOCK.

                  If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value) or any consolidation or merger of the Issuer with or into another corporation, or a transfer of all or substantially all of the assets of the Issuer, or the payment of a liquidating distribution, then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, each such event provision shall be made in a manner acceptable to the Holder (with its consent) of the Debenture and lawful provision shall be made so that the Holder of this Debenture shall have the right thereafter to receive upon the conversion hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which the Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, the Holder had held the number of shares of Common Stock which were then issued upon the conversion of this Debenture. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of Issuer) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Debenture such that the provisions set forth in this Section 7 shall thereafter be applicable, as nearly as practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of this Debenture. If any adjustment under this Section 7 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Debenture shall be the next higher number of Shares, rounding all fractions upward.

         8.       COVENANTS AND CONDITIONS.

                  (a) The Holder agrees to execute such other documents and instruments as counsel for the Issuer reasonably deems necessary to effect the compliance of the issuance of this Debenture and any Conversion Shares issued upon conversion hereof with applicable federal and state securities laws.

                  (b) The Issuer covenants and agrees that all Conversion Shares which may be issued upon conversion of this Debenture will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Issuer shall at all times to reserve and keep available for issuance upon the conversion of this Debenture such number of authorized but unissued shares of Common Stock as will be sufficient to permit the conversion in full of this Debenture.

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         9. ENTIRE AGREEMENT. This Debenture, together all documents annexed thereto and referenced therein, embodies the full and entire understanding and agreement between the Issuer and Holder with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. Neither this Debenture nor any terms hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Issuer and the Holder. Any capitalized terms not otherwise defined herein shall have the same meaning as given in the Stock Purchase Agreement. In the event of any inconsistencies between this Debenture and such documents, the Debenture shall govern. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Debenture or the Disclosure shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Debenture.

         10. MISCELLANEOUS. This Debenture will be construed and enforced in accordance with and governed by the laws of the State of Florida, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the Circuit Court serving Broward County, Florida in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that, if the other party to this Debenture obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Debenture irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

GOLF SOCIETY INTERNATIONAL, INC.


By:
      ------------------------------
      Name:
      Title:      President

Dated:
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